UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 30, 2009

 DERBY RESOURCES, INC.

Nevada	0-51094	13-4067620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 110310 Naples, Florida	34108-0106
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 598-2300

China Marketing Media, Inc.

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

               On March 27, 2009, Derby Resources, Inc. (the "Registrant”) (fka China Marketing Media, Inc.) caused a corporation to be formed under the laws of the State of Nevada called Derby Resources, Inc. (“Merger Sub”), as a wholly-owned subsidiary of the Registrant.

On March 27, 2009, the Registrant caused to be filed with the Nevada Secretary of State Articles of Merger and an Agreement and Plan of Merger, copies of which are attached hereto as Exhibit 3.1 and hereby incorporated by reference, whereby Merger Sub merged with and into the Registrant with the Registrant remaining as the surviving entity.  The effective date of the merger was March 30, 2009.  As a result of the merger, the separate existence of Merger Sub ceased and the corporate name of the Registrant was changed from “China Marketing Media, Inc.” to “Derby Resources, Inc.” Prior to the merger, Merger Sub had no liabilities and nominal assets.  The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there is no change in the directors, officers, capital structure or business of the Registrant.

Pursuant to Nevada Revised Statute, Section 92A.180, the Registrant, as the parent domestic corporation owning at least 90 percent of the outstanding shares of common stock of the Merger Sub, may merge Merger Sub into itself without the approval of the Registrant’s shareholders, and may also effectuate a name change in conjunction with the merger without the approval of the Registrant’s shareholders.

9.01.    FINANCIAL STATEMENTS, AND EXHIBITS.

        (d)

Exhibit 3.1 Articles of Merger with Agreement and Plan of Merger by and between China Marketing Media, Inc. and Derby Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERBY RESOURCES, INC.

Date: March 31, 2009

/s/ Frank Pioppi

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By:  Frank Pioppi
Its:   President